AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE

PAGE 1 OF PAGES 5

2. AMENDMENT/MODIFICATION NUMBER	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQUISITION NUMBER	5. PROJECT NUMBER *(If applicable)*
EDFSA09D0013P00162	OCT 11, 2023		

6. ISSUED BY CODE FSA-ACQ
US Department of Education
FSA - Acquisitions, 830 First St NE - Suite 91F3
Washington DC 20202
Elvis Taylor 202-377-4013 elvis.taylor@ed.gov

7. ADMINISTERED BY *(If other than Item 6)* CODE FSA-FS2
United States Department of Education
Federal Student Aid/Mission Support Group
830 First St NE - Suite 91F3
Washington DC 20202

8. NAME AND ADDRESS OF CONTRACTOR *(Number, street, county, State and ZIP Code)*
NELNET SERVICING LLC
121 S. 13TH STREET
SUITE 201
LINCOLN NE 68508

UEI: MNXKQ62J7AE8
DUNS: 00030812
Cage Code: 5JZQ5

CODE 00030812 FACILITY CODE

(X)

9A. AMENDMENT OF SOLICITATION NUMBER

9B. DATED *(SEE ITEM 11)*

☐ 10A. MODIFICATION OF CONTRACT/ORDER NUMBER
EDFSA09D0013

10B. DATED *(SEE ITEM 13)*
JUN 17, 2009

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended. ☐ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:
(a) By completing items 8 and 15, and returning ____________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA *(If required)*
See Schedule

Modification Amount: $0.00
Modification Obligated Amount: $0.00

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NUMBER AS DESCRIBED IN ITEM 14.

CHECK ONE	
☐	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: *(Specify authority)* THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NUMBER IN ITEM 10A.
☐	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES *(such as changes in paying office, appropriation data, etc.)* SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
☐	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 52.212-4 (c) - Contract Terms and Conditions - Commercial Items (Mar 2009) - TAILORED
☐	D. OTHER *(Specify type of modification and authority)*

E. IMPORTANT: Contractor ☐ is not ☐ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (*Organized by UCF section headings, including solicitation/contract subject matter where feasible.)*

See Attachment Page

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER *(Type or print)*
Joe Popevis Executive Director

16A. NAME AND TITLE OF CONTRACTING OFFICER *(Type or print)*
Elvis Taylor, Contracting Officer
202-377-4013 elvis.taylor@ed.gov

15B. CONTRACTOR/OFFEROR
Joe Popevis
(Signature of person authorized to sign)

15C. DATE SIGNED
10/12/23

16B. UNITED STATES OF AMERICA
ELVIS TAYLOR
Digitally signed by ELVIS TAYLOR
Date: 2023.10.13 11:18:46 -04'00'
(Signature of Contracting Officer)

16C. DATE SIGNED
OCT 12, 2023

Previous edition unusable

STANDARD FORM 30 (REV. 11/2016)
Prescribed by GSA FAR (48 CFR) 53.243

Attachment Page PAGE 2 OF 5 EDFSA09D0013P00162 The purpose of this modification is to do the following: 1. Incorporate a 1-year extension, authorized by Congress, for the associated Task Orders under contract ED-FSA-09-D-0013 via four 3-month option periods accordingly: Option Period V – December 15, 2023 through March 14, 2024 Operations and Maintenance (O&M) services. Option Period VI – March 15, 2024 through June 14, 2024. Operations and Maintenance (O&M) services. When O&M services are assumed under the USDS contract 91003123D0005 which is tentatively scheduled for April 1, 2024, O&M will no longer be invoiced under the associated Legacy Task Orders. All outstanding previously funded Change Request (CR) delivery dates will remain the same unless otherwise authorized by the Contracting Officer. Option Period VII - June 15, 2024 through September 14, 2024 All outstanding previously funded Change Request (CR) delivery dates will remain the same unless otherwise authorized by the Contracting Officer. Option Period VIII - September 15, 2024 through December 14, 2024 All outstanding previously funded Change Request (CR) delivery dates will remain the same unless otherwise authorized by the Contracting Officer. 2. Incorporate FSA Clause 39-8 Supplemental Instruction to EDAR 3452.204 -72, Contractor Security Vetting Requirements, (DEVIATION) (Aug 2023) FSA 39-8 – Supplemental Instructions to EDAR 3452.204-72, Contractor Security Vetting Requirements. (DEVIATION) (AUG 2023) EDAR 3452.204.72, Contractor Security Vetting Requirements, paragraph (j)(1) is supplemented by the following: (j)(1)(a) Contractors will submit their completed Background Investigation Requests electronically. Upload the documents into electronic Questionnaires for Investigation Process (eQIP), or beginning November 30, 2023, its successor system the National Background Investigation Servicers’ electronic application (e-App), and release the Investigation Request Packet to FSA in e-QIP, or e-App. (b) Send an electronic copy of the completed coversheet to your contract COR and system ISSO(s). If contractors require a blank coversheet, please contact the COR. When transmitting the cover sheet, please use the following subject in the header of the Microsoft Outlook Message: Subject: [Name of Prime Contractor-Company Name (Name of Sub-Contractor- Company Name, if applicable)]: [Background Investigation (BI) Type] [BI Level] [Date of Submission] [Name of Company Official Responsible for Background applications] (c) Please ensure that each coversheet is encrypted, and password protected with a unique password. Do not send the password with the coversheet; instead send a separate email with the exact same

Attachment Page PAGE 3 OF 5 EDFSA09D0013P00162 subject line with the password in the body of the email. The password should include upper- and lower-case letters, numbers, and special characters. (d) Other than entering the requested data, do not modify the cover sheet format, structure, or any other part of the spreadsheet. Any such change may result in the return of the cover sheet and background investigation paperwork for corrections and delay the processing of the packages. (e) Do not submit System Access Requests (SARs) with the background investigation paperwork. SARs are to be submitted to the Information System Security Officer (ISSO) that is responsible for the applicable system(s). Please contact the ISSO(s) for specific information regarding the delivery (email, etc.) of the System Access Requests. (f) Contact your assigned COR with questions. (End Clause) 3. Incorporate By Reference (IBR) the following EDAR clauses (https://www2.ed.gov/policy/fund/reg/clibrary/edar.html): EDAR Clause 3452.204-70 Records Management EDAR Clause 3452.204-71 Contractor Security Vetting Requirements EDAR Clause 3452.216-71 Award -Term EDAR Clause 3452.224-71 Notice About Research Activities Involving Human Subjects EDAR Clause 3452.224-72 Research Activities Involving Human Subjects EDAR Clause 3452.224-73 Protection of Student Privacy in Compliance with FERPA EDAR Clause 3452.231-71 Invitational Travel Cost EDAR Clause 3452.232-72 Limitation of Government Obligation EDAR Clause 3452.233-70 Agency Level Protest EDAR Clause 3452.239-70 Internet Protocol Version 6 (IPv6) EDAR Clause 3452.239-71 Department Information Security and Privacy Requirements EDAR Clause 3452.243-70 Key Personnel 4. Modify Statement of Objective (SOO) language to include Contractor and Government Obligations Regarding Fully Funded CLINS. Contractor and Government Obligations Regarding Fully Funded CLINs. (a) This requirement applies to CLINs where funding equals the total estimated price. (b) The total estimated price of the CLIN(s) is a product of the fixed-unit price, as specified in the order or contract, multiplied by an estimated quantity for the period of performance specified in the order or contract. (c) The Contractor shall notify the Contracting Officer in writing whenever it has reason to believe either that- (1) The quantity the Contractor expects to process in the next 60 days, when added to all previously processed quantities and multiplied by the fixed-unit rate, will exceed 75 percent of the total estimated price specified in the order or contract; or

Attachment Page PAGE 4 OF 5 EDFSA09D0013P00162 (2) The total quantity for the performance of the CLIN will be either greater or less than the total estimated quantity in the order or contract. (d) As part of the required notification in (c) above, the Contractor shall provide the Contracting Officer a revised estimate of the total quantity expected to be processed and the basis for the estimate. (e) Upon either the Contractor’s notification under (c) or upon notification by the Contracting Officer that the Government estimates a quantity lower or higher than that currently specified for the CLIN(s), the parties will negotiate a revised estimate and modify the order or contract accordingly. (f) Government and Contractor obligations- (1) The Government is not obligated to pay the Contractor in excess of the total estimated price specified for the CLIN(s); and (2) The Contractor is not authorized to continue performance under this contract when amounts paid and payable equal the total estimated price of the CLIN specified in the order or contract, unless the Contracting Officer authorizes in writing (e.g., typically in the form of a modification) the order or contract to increase the total estimated price and allots additional funds. Absent such written authorization, the Contractor is required to stop work and any continued performance will be at no cost to the Government. The Contractor waives any claims, demands or actions related to compensation for such unauthorized performance and releases, remises and discharges the Government from all liability related thereto. Nothing herein shall be construed as authorization of voluntary services whose acceptance is otherwise prohibited under 31 U.S.C. 1342. (g) No notice, communication, or representation in any form other than the written authorization specified in paragraph (f)(2) of this clause, or from any person other than the Contracting Officer, shall affect the CLIN’s total estimated price to the Government. In the absence of the specified notice, the Government is not obligated to pay the Contractor any amount in excess of the total estimated price. (h) Change orders shall not be considered an authorization to exceed the total estimated price specified for the CLIN(s), unless they contain a statement increasing the total estimated price. (i) If upon the end of the performance period and after the final invoice, the actual quantity is below the estimated quantity, the Contracting Officer may unilaterally reduce the total estimated price to equal the actual price and de-obligate excess funds. Such an action is not a Termination for Convenience of the Government.

SCHEDULE Continued ITEM NO. SUPPLIES/SERVICES QUANTITY UNIT UNIT PRICE AMOUNT Contracting Officer: Elvis Taylor, 202-377-4013, elvis.taylor@ed.gov Primary Contracting Officer Representative: Patrice Washington, (202) 377-3845, Patrice.Washington@ed.gov Alternate Contracting Officer Representative(s): Andre Barbosa, 202-377-3332, Andre.Barbosa@ed.gov Primary Technical Point of Contact: None Alternate Technical Point(s) of Contact: None PAGE 5 OF 5 EDFSA09D0013P00162